Shareholder Letter Q3 2025 1

$1,158M ↑30%
IN FORCE PREMIUM (IFP)

$403 ↑5%
PREMIUM PER CUSTOMER

2,869,900 ↑24%
TOTAL CUSTOMERS

IN FORCE PREMIUM ($s in m)



$719
$889
$1,158
Q3 23
Q3 24
Q3 25

KEY METRICS ($s in m)



GEP
ADJUSTED EBITDA
NET LOSS
$173
$213
$275
($40) ($62)
($49) ($68)
($26) ($38)
Q3 23
Q3 24
Q3 25
NET LOSS / GEP
(36%)
(32%)
(14%)

GROSS PROFIT ($s in m)



GROSS PROFIT
GROSS PROFIT MARGIN
$22
$38
$80
19%
27%
41%
Q3 23
Q3 24
Q3 25

ADJUSTED FREE CASH FLOW ($s in m)



ADJUSTED FREE CASH FLOW
CASH FLOW FROM OPERATING ACTIVITIES
($1)
($6)
$38
$16
$18
$5
Q3 23
Q3 24
Q3 25

1

Dear Shareholders, In Q3, we continued both our growth acceleration — crossing 30% IFP growth ahead of schedule — and our steady progress toward profitability. Below are highlights of the quarter: • Top Line: At $1.16 billion, In Force Premium grew 30% – our eighth consecutive quarter of accelerating growth. • Gross Profit: Increased 113% YoY to $80 million, while gross profit margin improved by 14 percentage points to 41%. • Gross Loss Ratio: Improved 11 percentage points YoY to 62%, while the trailing twelve months (“TTM”) loss ratio was 67%. Both are our best-ever results. • Bottom Line: Adj. EBITDA improved 48% YoY to ($26) million. Net Loss in the quarter was ($38) million, 45% improved. • Cash Flow: We generated $18 million of Adj. Free Cash Flow, and $5 million of Cash Flow from Operations. Two years ago, we were growing IFP at 18% with a 19% gross profit margin and net loss represented (36%) of GEP. Two years on, IFP growth has accelerated to 30% while gross profit margin has more than doubled to 41%, driving triple-digit gross profit growth. We've maintained a 3:1 LTV/CAC ratio as marketing spend more than tripled, thanks to AI-powered improvements in segmentation and pricing; AI also enabled us to keep our operating expenses, excluding growth spend, almost flat. The result: net loss as % of GEP has improved by nearly two-thirds to (14%), and our path to profit is plain to see. 2 Net Loss as % of GEP (14%) Q3 21 Q3 22 Q3 23 Q3 24 Q3 25 (100%) (80%) (60%) (40%) (20%) 0%

Grow the business and scale the operation Continued execution of long-standing financial strategy 3 Sustained operating leverage driven by AI and automation 8 quarters of IFP growth acceleration alongside sustained gross loss ratio improvement yields a near quadrupling in gross profit 18% 20% 22% 22% 24% 26% 27% 29% 30% Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 88% 85% 83% 79% 77% 73% 73% 70% 67% Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 TTM GROSS LOSS RATIO IFP VS OPEX EXCL. GROWTH SPEND ($s in m) $87 $95 $609 $1,158 $0 $100 $200 $300 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 OPEX EXCL. GROWTH IN FORCE PREMIUM (END OF PERIOD) Q3 25Q3 22 IFP YoY GROWTH RATE

Lemonade Car Car is delivering all that we could have hoped for. Gross loss ratio improved 16 percentage points YoY to 76%. Within a broadly improving book we saw notable improvement in new business loss ratios, demonstrating that our latest pricing and risk selection models are delivering stronger results from inception. As a result, we leaned in and Car grew ahead of our internal financial plan – we ended the third quarter at $163 million IFP, representing ~40% YoY growth. More than half of new Car sales in the quarter came from existing Lemonade customers. This reinforces one of our core strategic advantages: the ability to drive CAC-free sales to our growing base of happy customers, improving unit economics and expanding wallet share. Looking ahead, we expect Car growth to continue to accelerate, fueled in part by TAM expansion from new state launches and increased brand / growth investment. We expect to launch Lemonade Car in Pennsylvania in the coming months, after which we’ll be live in 9 of the top 10 largest U.S. cities. AI highlight: LAE It is challenging to benchmark AI usage by insurance companies, as incumbents publish very few efficiency or automation metrics. Enter the LAE ratio – short for Loss Adjustment Expense ratio – defined as the cost of handling claims divided by gross earned premium. It’s a good proxy for efficiency: the lower it is, the more streamlined the operation, offering a rare apples-to-apples benchmark across insurance carriers. 4

13% 11% 9% 7% Q3 22 Q3 23 Q3 24 Q3 25 Future Over the past three years, we’ve almost halved our LAE ratio, from 13% to 7%, largely due to our ability to harness AI to drive automation. Notably, our claims department shrank in absolute terms, even as claims volume increased by >2.5x during this period! Said differently, we have seen a near tripling in claims handling efficiency. We have demonstrated our ability to transform claims handling expense, long considered a variable expense in insurance, to a near-fixed expense. To put our 7% result in context, many leading incumbents report LAE ratios around 9%, despite being at least an order of magnitude larger than us. Size typically brings natural efficiency advantages, so achieving a materially lower LAE, while at a fraction of their scale, bodes well. 5 Cost of Handling Claims as measured by LAE Ratio (excl. prior period development)

This progress is evident across our entire portfolio. Renters, Home, Pet, and Car have all seen material LAE improvements, with Car in particular demonstrating that even the most complex lines benefit meaningfully from AI. This reinforces that our advantage isn’t a quirk of product mix – it’s structural, and directly enabled by our tech stack. Homeowners multi-peril Pet Car Lemonade Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% As soon as new AI technologies emerge, we integrate them directly into our infrastructure, often within hours of concluding safety and reliability testing. Our unified and proprietary tech-stack means new capabilities plug right in and start delivering value, no rewiring or retrofitting needed. That's why we believe our efficiency frontier is still far from reached. In fact, we expect to cut LAE ratio in half once more, alongside the next doubling of the business. 6 Cost of Handling Claims by Line of Business as measured by LAE Ratio (excl. prior period development)

Guidance Below is our view of how we expect the fourth quarter and full year 2025 to shape up. We have raised FY IFP, GEP, Revenue, and Adj. EBITDA guidance, and reiterate our expectation of positive Adj. FCF for FY 2025. Q4 2025 Full Year 2025 All in millions Low - High Low - High In force premium (IFP) $1,218 - $1,223 $1,218 - $1,223 Gross earned premium (GEP) $283 - $286 $1,044 - $1,047 Revenue $217 - $222 $727 - $732 Adjusted EBITDA loss1 ($16) - ($13) ($130) - ($127) Stock-based compensation expense $18 $61 Weighted avg. common shares 75 74 We continue to expect 30% IFP growth in FY 2026. Simultaneously, we’ll continue to leverage AI to scale the operation such that we can deliver relative stability in operating expenses excluding growth spend. As a result, we expect to drive Adj. EBITDA improvement that sees us generating positive Adj. EBITDA for the full quarter in Q4 2026. 7 1 A full reconciliation of Adjusted EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, interest income, net investment income, interest expense and other transactions that we consider to be unique in nature, all of which are adjustments to Adjusted EBITDA. We have provided a reconciliation of GAAP to non-GAAP financial measures for the third quarter September 30, 2025 in the reconciliation tables at the end of this letter.

Q3 2025 Results, KPIs and Non-GAAP Financial Measures In Force Premium IFP, defined as the aggregate annualized premium for customers as of the period end date, increased by 30% to $1.16 billion as compared to the third quarter of 2024. Customers Customer count increased by 24% to 2,869,900 as compared to the third quarter of 2024. Premium per Customer Premium per customer, defined as in force premium divided by customers, was $403 at the end of the third quarter, up 5% from the third quarter of 2024. Annual Dollar Retention ADR, defined as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn, was 85%, a decrease of 2 points from the third quarter of 2024. The decline is largely attributable to the non-renewal of policies which failed to meet certain underwriting criteria, as discussed in prior letters. Gross Earned Premium Third quarter gross earned premium of $274.7 million increased by $61.6 million or 29% as compared to the third quarter of 2024, primarily due to the increase of IFP earned during the quarter. 8

Revenue Third quarter revenue of $194.5 million increased by $57.9 million or 42% as compared to the third quarter of 2024, primarily due to the increase of gross earned premium, ceding commission income, and reduced premium cession rate related to quota share reinsurance following our recent renewal as covered in detail in last quarter's letter to shareholders. Gross Profit Third quarter gross profit of $79.9 million increased by $42.4 million or 113% as compared to the third quarter of 2024, primarily due to the 42% increase in revenue and 17 percentage points improvement in net loss ratio. Adjusted Gross Profit Third quarter adjusted gross profit of $80.9 million increased by $42.3 million or 110% as compared to the third quarter of 2024, primarily due to the 42% increase in revenue and 17 percentage points improvement in net loss ratio. Adjusted gross profit is a non-GAAP measure. Operating Expense Total operating expense, excluding net loss and loss adjustment expense, of $141.2 million increased by $16.7 million or 13% as compared to the third quarter of 2024. The increase was primarily driven by higher growth spend for customer acquisition. Growth spend, included in sales and marketing expense, was $46.1 million in the quarter, as compared to $39.9 million in the third quarter 2024. Net Loss Net loss in the third quarter was ($37.5) million, or ($0.51) per share, as compared to ($67.7) million, or ($0.95) per share, in the third quarter of 2024. 9

Adjusted EBITDA Adjusted EBITDA loss was ($25.6) million, as compared to an Adjusted EBITDA loss of ($49.0) million in the third quarter 2024. This year over year improvement is primarily attributable to revenue growth, and improved underwriting results, partially offset by the increase in growth spend. Adjusted EBITDA is a non-GAAP measure. Cash & Investments The Company’s cash, cash equivalents, and investments totaled approximately $1.06 billion at September 30, 2025. As of September 30, 2025, approximately $278 million is carried by our insurance subsidiaries as regulatory surplus. Adjusted Free Cash Flow Adjusted free cash flow in the third quarter was $18.1 million, as compared to $37.6 million in the third quarter of 2024. Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this letter and the reasons for their use, are presented at the end of this letter. 10

Key Operating and Financial Metrics Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 ($ in millions, except Premium per customer) Customers (end of period) 2,869,900 2,313,113 2,869,900 2,313,113 In force premium (end of period) $ 1,157.9 $ 889.1 $ 1,157.9 $ 889.1 Premium per customer (end of period) $ 403 $ 384 $ 403 $ 384 Annual dollar retention (end of period) 85% 87% 85% 87 % Total revenue $ 194.5 $ 136.6 $ 509.8 $ 377.7 Gross earned premium $ 274.7 $ 213.1 $ 760.6 $ 600.9 Gross profit $ 79.9 $ 37.5 $ 182.8 $ 103.0 Adjusted gross profit $ 80.9 $ 38.6 $ 192.5 $ 108.7 Net loss $ (37.5) $ (67.7) $ (143.8) $ (172.2) Adjusted EBITDA $ (25.6) $ (49.0) $ (113.5) $ (125.9) Gross profit margin 41% 27% 36% 27 % Adjusted gross profit margin 42% 28% 38% 29 % Ratio of Adjusted gross profit to Gross earned premium 29% 18% 25% 18 % Gross loss ratio 62% 73% 69% 77 % Net loss ratio 64% 81% 71% 80% 11

Non-GAAP financial measures and key operating metrics The non-GAAP financial measures used in this shareholder letter are Adjusted EBITDA, Adjusted gross profit, Ratio of Adjusted gross profit to Gross earned premium, Free cash flow, and Adjusted free cash flow. We define Adjusted EBITDA, a non-GAAP financial measure, as net loss excluding income tax expense, depreciation and amortization, stock-based compensation, interest expense, interest income and others, net investment income, change in fair value of warrants liability, amortization of fair value adjustment on insurance contract intangible liability relating to the Metromile Acquisition, and other non- cash adjustments and other transactions that we would consider to be unique in nature. We exclude these items from Adjusted EBITDA because we do not consider them to be directly attributable to our underlying operating performance. We use Adjusted EBITDA as an internal performance measure in the management of our operations because we believe it gives our management and other customers of our financial information useful insight into our results of operations and our underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with U.S. GAAP, and other companies may define Adjusted EBITDA differently. We define Adjusted gross profit, a non-GAAP financial measure, as gross profit excluding net investment income, interest income and other income, and net realized gains and losses on sale of investments, plus fixed costs and overhead associated with our underwriting operations including employee-related expense, professional fees and other, and depreciation and amortization allocated to cost of revenue, and other adjustments that we would consider to be unique in nature. After these adjustments, the resulting calculation is inclusive of only those variable costs of revenue incurred on the successful acquisition of business and without the volatility of investment income. We use adjusted gross profit as a key measure of our progress towards profitability and to consistently evaluate the variable contribution to our business from underwriting operations from period to period. We define the Ratio of Adjusted gross profit to Gross earned premium as the ratio of adjusted gross profit divided by gross earned premium. The Ratio of Adjusted gross profit to Gross earned premium measures the relationship between the 12 underlying business volume and gross economic benefit generated by our underwriting operations, on the one hand, and our underlying profitability trends, on the other. We rely on this measure, which supplements our gross profit ratio as calculated in accordance with U.S. GAAP, because it provides management with insight into our underlying profitability trends over time. The non-GAAP financial measures used in this shareholder letter have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted gross profit, and Adjusted gross profit margin, Ratio of Adjusted gross profit to Gross earned premium, and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this shareholder letter. 13

This shareholder letter also includes key performance indicators, including customers, in force premium, premium per customer, annual dollar retention, gross earned premium, gross loss ratio, net loss ratio and gross loss ratio ex-CAT. We define Customers as the number of current policyholders underwritten by us or placed by us with third-party insurance partners (who pay us recurring commissions) as of the period end date. A customer that has more than one policy counts as a single customer for the purposes of this metric. We view customers as an important metric to assess our financial performance because customer growth drives our revenue, expands brand awareness, deepens our market penetration, creates additional upsell and cross-sell opportunities and generates additional data to continue to improve the functioning of our platform. We define In force premium ("IFP") as the aggregate annualized premium for customers as of the period end date. At each period end date, we calculate IFP as the sum of: (i) In force written premium — the annualized premium of in force policies underwritten by us; and (ii) In force placed premium — the annualized premium of in force policies placed with third party insurance companies for which we earn a recurring commission payment. In force placed premium currently reflects approximately 4% of IFP. The annualized value of premiums is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. IFP is not a forecast of future revenues nor is it a reliable indicator of revenue expected to be earned in any given period. We believe that our calculation of IFP is useful to analysts and investors because it captures the impact of growth in customers and premium per customer at the end of each reported period, without adjusting for known or projected policy updates, cancellations, rescissions and non-renewals. We use IFP because we believe it gives our management useful insight into the total reach of our platform by showing all in force policies underwritten and placed by us. Other companies, including companies in our industry, may calculate IFP differently or not at all, which reduces the usefulness of IFP as a tool for comparison. 14

We define Premium per customer as the average annualized premium customers pay for products underwritten by us or placed by us with third-party insurance partners. We calculate premium per customer by dividing IFP by customers. We view premium per customer as an important metric to assess our financial performance because premium per customer reflects the average amount of money our customers spend on our products, which helps drive strategic initiatives. We define Annual dollar retention ("ADR"), as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn. To calculate ADR we first aggregate the IFP from all active customers at the beginning of the period and then aggregate the IFP from those same customers at the end of the period. ADR is then equal to the ratio of ending IFP to beginning IFP. We believe that our calculation of ADR is useful to analysts and investors because it captures our ability to retain customers and sell additional products and coverage to them over time. We view ADR as an important metric to measure our ability to provide a delightful end-to-end customer experience, satisfy our customers’ evolving insurance needs and maintain our customers’ trust in our products. Our customers become more valuable to us every year they continue to subscribe to our products. Other companies, including companies in our industry, may calculate ADR differently or not at all, which reduces the usefulness of ADR as a tool for comparison. Gross earned premium ("GEP") is the earned portion of our gross written premium. Gross earned premium includes direct and assumed premium. We also began assuming premium related to car insurance policies written in Texas in December 2022, in connection with our fronting arrangement with a third party carrier in Texas. We use this operating metric as we believe it gives our management and other users of our financial information useful insight into the gross economic benefit generated by our business operations and allows us to evaluate our underwriting performance without regard to changes in our underlying reinsurance structure. Unlike net earned premium, gross earned premium excludes the impact of premiums ceded to reinsurers, and therefore should not be used as a substitute for net earned premium, total revenue, or any other measure presented in accordance with GAAP. 15

We define Gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. We define Net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. We define Gross loss ratio ex-CAT, expressed as a percentage, as the ratio of gross losses and loss adjustment expense, excluding catastrophe losses, to gross earned premium. We define Trailing twelve month ("TTM") gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium for the past twelve months. We define Opex excluding growth spend, as total expense less loss and loss adjustment expenses, net, and growth spend. We define Growth spend as advertising expense related to acquiring policies, included in “Sales and marketing expenses” in the consolidated financial statements. We define Free cash flow ("FCF") as cash flow from operating activities, less capital expenditures. We define Adjusted free cash flow ("Adj. FCF") as cash flow from operating activities, less capital expenditures plus net borrowings under financing agreement. 16

Links The information contained on, or that can be accessed through, hyperlinks included herein is deemed not to be incorporated in or part of this shareholder letter. Earnings teleconference information The Company will discuss its third quarter 2025 financial results and business outlook during a teleconference on November 5, 2025, at 8:00 AM ET. The conference call (access code 547557) can be accessed toll-free at 833-470-1428 or at 646-844-6383. A live audio webcast of the call will be available simultaneously at https:// www.lemonade.com/investor Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Lemonade’s website. Additional investor information can be accessed at https://www.lemonade.com/investor About Lemonade Lemonade offers renters, homeowners, pet, car, and life insurance. Powered by artificial intelligence and behavioral economics, Lemonade’s full stack insurance carriers in the US, the UK and Europe replace brokers and bureaucracy with bots and machine learning, aiming for zero paperwork and instant everything. A Certified B-Corp, Lemonade donates to nonprofits selected by its community, during its annual Giveback. Lemonade is currently available in the United States, the UK, Germany, the Netherlands, and France, and continues to expand globally. For more information, please visit www.lemonade.com, and follow Lemonade on X or Instagram. Media inquiries: press@lemonade.com Investor contact: ir@lemonade.com 17

Forward-looking statement safe harbor This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our financial outlook for the fourth quarter and full year 2025, our financial outlook and results into 2026, our financial metrics, including our key performance indicators, our ability to acquire new business, including growth of products in new states and Europe, the expected benefits, accuracy and growth of our predictive and generative AI models, and their effects on handling loss ratios, LAE and other metrics, our anticipated growth, profitability, our industry, business strategy, plans, goals and expectations concerning our market position, future operations, reinsurance coverage, capital efficiency ratio, and other financial and operating information. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements, including but not limited to, the following: our history of losses and that we may not achieve or maintain profitability in the future; our success and ability to retain and expand our customer base; the "Lemonade" brand may not become as widely known as incumbents' brands or the brand may become tarnished; the denial of claims or our failure to accurately and timely pay claims; our ability to attain greater value from each user; availability of reinsurance at current levels and prices; the impact of our agreement with General Catalyst as a synthetic agent; our exposure to counterparty risks; our limited operating history; our ability to manage our growth effectively; our proprietary artificial intelligence algorithms may not operate properly or as expected; the intense competition in the segments of the insurance industry in which we operate; our ability to maintain our risk-based capital at the required levels; our ability to expand our product offerings; the novelty of our business model and its unpredictable efficacy and susceptibility to unintended consequences; the possibility that we could be forced to modify or eliminate our Giveback; regulatory risks, related to the operation, development, and implementation of our proprietary artificial intelligence 18 algorithms and telematics based pricing model; legislation or legal requirements that may affect how we communicate with customers; the cyclical nature of the insurance industry; our reliance on artificial intelligence, telematics, mobile technology, and our digital platforms to collect data that we utilize in our business; our ability to obtain additional capital to the extent required to grow our business, which may not be available on terms acceptable to us or at all; our actual or perceived failure to protect customer information and other data as a result of security incidents or real or perceived errors, failures or bugs in our systems, website or app, respect customers’ privacy, or comply with data privacy and security laws and regulations; periodic examinations by state insurance regulators; underwriting risks accurately and charging competitive yet profitable rates to customers; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers; potentially significant expenses incurred in connection with any new products before generating revenue from such products; risks associated with any costs incurred and other risks as we expand our business in the U.S. and internationally; our ability to comply with extensive insurance industry regulations; our ability to comply with insurance regulators and additional reporting requirements on insurance holding companies; our ability to predict the impacts of severe weather events and catastrophes, including the effects of climate change and global pandemics, on our business and the global economy generally; increasing scrutiny, actions, and changing expectations on environmental, social, and governance matters; fluctuations of our results of operations on a quarterly and annual basis; our utilization of customer and third party data in underwriting our policies; limitations in the analytical models used to assess and predict our exposure to catastrophe losses; potential losses could be greater than our loss and loss adjustment expense reserves; the minimum capital and surplus requirements our insurance subsidiaries are required to have; assessments and other surcharges from state guaranty funds; our status and obligations as a public benefit corporation; our operations in Israel and the current political, economic, and military instability, including the evolving conflict in Israel and surrounding region; enactment of legislation, or other government actions, implementing changes in tax legislation or trade policies in different geographic jurisdictions may impact our business, financial condition and results of operations. 19

These and other important factors are discussed under the caption “Risk Factors” in our Form 10-K filed with the SEC for the year ended December 31, 2024 and in our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s beliefs as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. News & Information Disclosure Investors should note that we may use our website (investor.lemonade.com), blog (lemonade.com/blog), and our company account on X, Instagram and LinkedIn as a means of disclosing information and for complying with our disclosure obligations under Regulation FD. The information we post through these channels may be deemed material. Investors should monitor these channels in addition to reviewing our press releases, SEC filings, and public conference calls. 20

Condensed Consolidated Statements of Operations and Comprehensive Loss $ in millions, except per share amounts, unaudited Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Revenue Net earned premium $ 140.0 $ 95.7 $ 356.8 $ 269.4 Ceding commission income 32.2 24.0 89.5 61.5 Net investment income 9.7 8.9 28.6 24.6 Commission and other income 12.6 8.0 34.9 22.2 Total revenue 194.5 136.6 509.8 377.7 Expense Loss and loss adjustment expense, net 89.6 77.9 252.5 214.3 Other insurance expense 24.1 19.8 71.6 55.9 Sales and marketing 57.4 51.4 160.2 118.6 Technology development 24.7 21.9 69.1 64.0 General and administrative 35.0 31.4 96.7 91.0 Total expense 230.8 202.4 650.1 543.8 Loss before income taxes (36.3) (65.8) (140.3) (166.1) Income tax expense 1.2 1.9 3.5 6.1 Net loss $ (37.5) $ (67.7) $ (143.8) $ (172.2) Other comprehensive loss, net of tax Unrealized gain on investments in fixed maturities 0.6 5.4 2.2 7.4 Foreign currency translation adjustment 0.4 3.1 9.1 1.5 Comprehensive loss $ (36.5) $ (59.2) $ (132.5) $ (163.3) Per share data: Net loss per share attributable to common stockholders—basic and diluted $ (0.51) $ (0.95) $ (1.96) $ (2.44) Weighted average common shares outstanding—basic and diluted 74,194,138 71,138,070 73,520,889 70,716,140 21

Condensed Consolidated Balance Sheets $ in millions, except per share amounts As of September December 2025 2024 (Unaudited) Assets Investments Fixed maturities available-for-sale, at fair value (amortized cost: $679.3 million and $607.1 million as of September 30, 2025 and December 31, 2024, respectively) $ 681.8 $ 607.4 Short-term investments (cost: $23.5 million and $27.5 million as of September 30, 2025 and December 31, 2024, respectively) 23.5 27.5 Total investments 705.3 634.9 Cash, cash equivalents and restricted cash 355.5 385.7 Premium receivable, net of allowance for credit losses of $3.1 million and $2.8 million as of September 30, 2025 and December 31, 2024, respectively 395.3 301.2 Reinsurance recoverable 167.7 170.4 Prepaid reinsurance premium 203.4 253.6 Deferred acquisition costs 13.5 12.2 Property and equipment, net 15.3 16.1 Intangible assets 8.1 13.6 Goodwill 19.0 19.0 Other assets 35.7 42.4 Total assets $ 1,918.8 $ 1,849.1 Liabilities and Stockholders' Equity Unpaid loss and loss adjustment expense $ 312.1 $ 298.1 Unearned premium 567.9 455.0 Trade payables 5.1 4.5 Funds held for reinsurance treaties 202.5 219.6 Deferred ceding commission 50.0 65.6 Ceded premium payable 19.0 23.8 Borrowings under financing agreement 139.0 83.4 Other liabilities and accrued expenses 107.0 105.7 Total liabilities 1,402.6 1,255.7 Commitments and Contingencies Stockholders' equity Common stock, $0.00001 par value, 200,000,000 shares authorized; 74,665,921 and 72,720,866 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively — — Additional paid-in capital 1,953.6 1,898.3 Accumulated deficit (1,442.6) (1,298.8) Accumulated other comprehensive income (loss) 5.2 (6.1) Total stockholders' equity 516.2 593.4 Total liabilities and stockholders' equity $ 1,918.8 $ 1,849.1 22

Condensed Consolidated Statements of Cash Flows $ in millions, unaudited Nine Months Ended September 30, 2025 2024 Cash flows from operating activities: Net loss $ (143.8) $ (172.2) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 12.6 15.3 Stock-based compensation 42.8 47.2 Amortization of premium on bonds (4.4) (4.5) Provision for bad debt 14.1 7.9 Gain on early lease termination (2.3) — Asset impairment charge — 0.3 Changes in operating assets and liabilities: Premium receivable (108.2) (83.6) Reinsurance recoverable 2.7 (51.5) Prepaid reinsurance premium 50.2 (58.4) Deferred acquisition costs (1.3) (3.1) Other assets 3.6 24.4 Unpaid loss and loss adjustment expense 14.0 31.9 Unearned premium 112.9 100.1 Trade payables 0.6 0.4 Funds held for reinsurance treaties (17.1) 60.5 Deferred ceding commissions (15.6) 17.5 Ceded premium payable (4.8) 18.7 Other liabilities and accrued expenses 6.8 23.9 Net cash used in operating activities (37.2) (25.2) Cash flows from investing activities: Proceeds from short-term investments sold or matured 28.0 64.6 Proceeds from bonds sold or matured 299.6 269.9 Cost of short-term investments acquired (23.7) (49.0) Cost of bonds acquired (367.8) (241.2) Purchases of property and equipment (6.3) (6.2) Net cash (used in) provided by investing activities (70.2) 38.1 Cash flows from financing activities: Proceeds from borrowings under financing agreement 96.3 70.5 Payments on borrowings under financing agreement (40.7) (18.0) Proceeds from stock exercises 12.5 0.2 Net cash provided by financing activities 68.1 52.7 Effect of exchange rate changes on cash, cash equivalents and restricted cash 9.1 0.7 Net increase in cash, cash equivalents and restricted cash (30.2) 66.3 Cash, cash equivalents and restricted cash at beginning of period 385.7 271.5 Cash, cash equivalents and restricted cash at end of period $ 355.5 $ 337.8 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 2.2 $ 2.0 Cash paid for interest expense on borrowings under financing agreement $ 11.2 $ 2.4 Non-cash transaction: Right-of-use assets derecognized due to modified lease liability $ 3.1 $ — 23

Reconciliation of Non-GAAP Financial Measures to their Most Directly Comparable GAAP Financial Measures Unaudited Adjusted Gross Profit and Adjusted Gross Profit Margin The following table provides a reconciliation of total revenue to adjusted gross profit and the related adjusted gross profit margin for the periods presented: Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 ($ in millions) Total revenue $ 194.5 $ 136.6 $ 509.8 $ 377.7 Adjustments: Loss and loss adjustment expense, net (89.6) (77.9) (252.5) (214.3) Other insurance expense (24.1) (19.8) (71.6) (55.9) Depreciation and amortization (0.9) (1.4) (2.9) (4.5) Gross profit $ 79.9 $ 37.5 $ 182.8 $ 103.0 Gross profit margin (% of total revenue) 41% 27% 36% 27 % Adjustments: Net investment income $ (9.7) $ (8.9) $ (28.6) $ (24.6) Interest income and other income (2.2) (2.7) (6.0) (7.2) Employee-related expense 5.5 5.5 17.5 16.0 Professional fees and other 6.5 5.8 23.9 17.0 Depreciation and amortization 0.9 1.4 2.9 4.5 Adjusted gross profit $ 80.9 $ 38.6 $ 192.5 $ 108.7 Adjusted gross profit margin (% of total revenue) 42% 28% 38% 29% 24

Ratio of Adjusted Gross Profit to Gross Earned Premium

The following table sets forth our calculation of the Ratio of Adjusted Gross Profit to Gross Earned Premium for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
	($ in millions)			
Numerator: Adjusted gross profit	$ 80.9	$ 38.6	$ 192.5	$ 108.7
Denominator: Gross earned premium	$ 274.7	$ 213.1	$ 760.6	$ 600.9
Ratio of Adjusted gross profit to Gross earned premium	29 %	18 %	25 %	18 %

Adjusted EBITDA

The following table provides a reconciliation of Adjusted EBITDA to net loss for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
	($ in millions)			
Net loss	$ (37.5)	$ (67.7)	$ (143.8)	$ (172.2)
Adjustments:				
Income tax expense	$ 1.2	$ 1.9	3.5	$ 6.1
Depreciation and amortization	3.4	5.1	12.6	15.3
Stock-based compensation (1)	17.1	16.9	42.8	47.2
Interest expense	4.6	1.7	11.9	3.4
Interest income and others	(1.4)	(1.8)	(3.6)	(4.9)
Net investment income	(9.7)	(8.9)	(28.6)	(24.6)
Amortization of fair value adjustment on insurance contract intangible liability relating to the Metromile acquisition	—	(0.1)	(0.2)	(0.3)
Other adjustment (2) (3) (4) (5) (6)	(3.3)	3.9	(8.1)	4.1
Adjusted EBITDA	$ (25.6)	$ (49.0)	$ (113.5)	$ (125.9)

(1) Includes the impact of canceled unvested warrant shares for contract year 2 related to the termination of the Warrant Agreement with Chewy of $5.2 million for the nine months ended September 30, 2025 and compensation expense related to the warrant shares of $2.0 million and $4.5 million for the three and nine months ended September 30, 2024, respectively.

(2) Includes the California FAIR Plan assessment of $6.9 million related to the January 2025 California Wildfires for the nine months ended September 30, 2025.

(3) Includes $11.7 million of tax refund received under the Employee Retention Credit Program for the nine months ended September 30, 2025.

(4) Includes $2.3 million of gain on early lease termination related to the Company's office space in San Francisco for the three and nine months ended September 30, 2025.

(5) Includes $1.0 million of gain from settlement of previously disclosed data security matter for the three and nine months ended September 30, 2025.

(6) Includes impairment charge of $0.3 million related to a portion of the New York office sublease, net of gain on termination of lease for the nine months ended September 30, 2024.

25

Adjusted Free Cash Flow The following tables provide a reconciliation of adjusted free cash flow to cash flow from operating activities for the periods presented: Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 ($ in millions) Cash flow from operating activities $ 4.5 $ 16.3 $ (37.2) $ (25.2) Capital expenditures (1.9) (2.2) (6.3) (6.2) Free Cash Flow $ 2.6 $ 14.1 $ (43.5) $ (31.4) Net borrowings under financing agreement 15.5 23.5 55.6 52.5 Adjusted Free Cash Flow $ 18.1 $ 37.6 $ 12.1 $ 21.1 26

Supplemental Financial Information Unaudited Stock-based compensation Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 ($ in millions) Loss and loss adjustment expense, net $ 0.6 $ 0.5 $ 1.7 $ 1.5 Other insurance expense 0.8 0.7 2.1 1.9 Sales and marketing (1) 1.1 3.0 (2.4) 7.6 Technology development 7.4 6.6 21.1 19.4 General and administrative 7.2 6.1 20.3 16.8 Total stock-based compensation expense $ 17.1 $ 16.9 $ 42.8 $ 47.2 (1) Includes the impact of the canceled unvested warrant shares for contract year 2 related to the termination of the Warrant Agreement with Chewy in the amount of $5.2 million for the nine months ended September 30, 2025 and compensation expense related to warrant shares of $2.0 million and $4.5 million for the three and nine months ended September 30, 2024, respectively. Written and Earned Premium Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 ($ in millions) Gross written premium $ 333.3 $ 268.9 $ 872.0 $ 700.7 Ceded written premium (56.7) (153.4) (352.6) (389.4) Net written premium $ 276.6 $ 115.5 $ 519.4 $ 311.3 Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 ($ in millions) Gross earned premium $ 274.7 $ 213.1 $ 760.6 $ 600.9 Ceded earned premium (134.7) (117.4) (403.8) (331.5) Net earned premium $ 140.0 $ 95.7 $ 356.8 $ 269.4 27

Historical Operating Metrics

$ in millions except Premium per customer, unaudited

Three months ended, unless specified	Sept. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024	Sept. 30, 2024	Dec. 31, 2024	Mar. 31, 2025	June 30, 2025	Sept. 30, 2025
Customers (end of period)	1,984,154	2,026,918	2,095,275	2,167,194	2,313,113	2,430,056	2,545,496	2,693,107	2,869,900
In force premium (end of period)	$ 719.0	$ 747.3	$ 794.2	$ 838.8	$ 889.1	$ 943.7	$1,007.8	$1,083.4	$1,157.9
Premium per customer (end of period)	$ 362	$ 369	$ 379	$ 387	$ 384	$ 388	$ 396	$ 402	$ 403
Annual dollar retention (end of period)	85%	87%	88%	88%	87%	86%	84%	84%	85%
Total revenue	$ 114.5	$ 115.5	$ 119.1	$ 122.0	$ 136.6	$ 148.8	$ 151.2	$ 164.1	$ 194.5
Gross earned premium	$ 173.2	$ 181.0	$ 187.9	$ 199.9	$ 213.1	$ 226.4	$ 233.6	$ 252.3	$ 274.7
Gross profit	$ 21.9	$ 33.6	$ 34.7	$ 30.8	$ 37.5	$ 63.9	$ 38.6	$ 64.3	$ 79.9
Adjusted gross profit	$ 24.9	$ 35.3	$ 36.7	$ 33.4	$ 38.6	$ 66.2	$ 46.0	$ 65.6	$ 80.9
Net loss	$ (61.5)	$ (42.4)	$ (47.3)	$ (57.2)	$ (67.7)	$ (30.0)	$ (62.4)	$ (43.9)	$ (37.5)
Adjusted EBITDA	$ (40.2)	$ (28.9)	$ (33.9)	$ (43.0)	$ (49.0)	$ (23.8)	$ (47.0)	$ (40.9)	$ (25.6)
Gross profit margin	19%	29%	29%	25%	27%	43%	26%	39%	41%
Adjusted gross profit margin	22%	31%	31%	27%	28%	44%	30%	40%	42%
Ratio of Adjusted gross profit to Gross earned premium	14%	20%	20%	17%	18%	29%	20%	26%	29%
Gross loss ratio	83%	77%	79%	79%	73%	63%	78%	67%	62%
Net loss ratio	88%	78%	78%	79%	81%	62%	82%	69%	64%

28

Trends Q3 2025 29

Trends

CUSTOMERS
(in '000s)


1,984
2,313
2,870
17%
24%
Q3 23
Q3 24
Q3 25

PREMIUM PER CUSTOMER


$362
$384
$403
6%
5%
Q3 23
Q3 24
Q3 25

IN FORCE PREMIUM
($s in m)


$719
$889
$1,158
24%
30%
Q3 23
Q3 24
Q3 25

GROSS EARNED PREMIUM ("GEP")
($s in m)


$173.2
$213.1
$274.7
23%
29%
Q3 23
Q3 24
Q3 25

REVENUE
($s in m)


$114.5
$136.6
$194.5
19%
42%
Q3 23
Q3 24
Q3 25

30

$21.9 $37.5 $79.9 19% 27% 41% $24.9 $38.6 $80.9 14% 18% 29% Trends 31 GROSS PROFIT ($s in m) GROSS PROFIT MARGIN ▲ 71% ▲ 113% Q3 23 Q3 24 Q3 25 Q3 23 Q3 24 Q3 25 ADJUSTED GROSS PROFIT1 ($s in m) RATIO OF ADJUSTED GROSS PROFIT TO GEP1 ▲ 55% ▲ 110% Q3 23 Q3 24 Q3 25 Q3 23 Q3 25 1 This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Q3 24

Trends

OPERATING EXPENSE[1]

($s in m)


$98.2
$124.5
$141.2
SALES AND MARKETING²
OTHER INSURANCE EXPENSE
TECHNOLOGY DEVELOPMENT
GENERAL AND ADMINISTRATIVE
Q3 23
Q3 24
Q3 25

NET LOSS

($s in m)


10%
45%
($61.5)
($67.7)
($37.5)
Q3 23
Q3 24
Q3 25

ADJUSTED EBITDA[3]

($s in m)


22%
48%
($40.2)
($49.0)
($25.6)
Q3 23
Q3 24
Q3 25

[1] Represents total expense less loss and loss adjustment expense, net.

[2] Growth spend included in Sales and Marketing was $46.1M in Q3 2025, $39.9M in Q3 2024 and $12.6M in Q3 2023.

[3] This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics".

32

Trends

TOTAL CASH & INVESTMENTS
($s in m)


$979
$1,021
$996
$1,032
$1,061
Q3 24
Q4 24
Q1 25
Q2 25
Q3 25

ADJUSTED FREE CASH FLOW[1]
($s in m)


ADJUSTED FREE CASH FLOW
CASH FLOW FROM OPERATING ACTIVITIES
$38
$27
($31)
$25
$18
$16
$14
($47)
$6
$5
Q3 24
Q4 24
Q1 25
Q2 25
Q3 25

[1] We define adjusted free cash flow ("Adj. FCF") as cash flow operating activities, less capital expenditures plus net borrowings under financing agreement. For reconciliation to the most comparable GAAP Financial measure, please refer to section entitled "Reconciliation of Non-GAAP Financial Measures to their Most Directly Comparable GAAP Financial Measures".

33

Insurance Supplement Q3 2025 34

Insurance Supplement

	Q3 24	Q4 24	Q1 25	Q2 25	Q3 25
LOSS RATIOS					
Gross loss ratio	73%	63%	78%	67%	62%
Gross loss ratio ex-CAT	68%	62%	59%	60%	56%
TTM gross loss ratio	77%	73%	73%	70%	67%
Net loss ratio	81%	62%	82%	69%	64%
GROSS LOSS RATIO BREAKDOWN					
Attritional gross loss ratio	61%	59%	59%	58%	56%
CAT (excl. PPD)	6%	1%	19%	5%	4%
LAE (excl. PPD)	9%	8%	8%	7%	7%
Prior period development (PPD)	(3%)	(5%)	(8%)	(3%)	(5%)
Gross loss ratio	**73%**	**63%**	**78%**	**67%**	**62%**
GROSS LOSS RATIO - PPD BREAKDOWN					
CAT PPD	(1%)	—%	—%	2%	2%
Non-CAT PPD	(2%)	(5%)	(8%)	(5%)	(7%)
PPD impact on gross loss ratio	**(3%)**	**(5%)**	**(8%)**	**(3%)**	**(5%)**
GROSS LOSS RATIO BY TYPE					
Homeowners multi-peril	69%	55%	82%	60%	51%
Pet	71%	69%	68%	70%	69%
Car	92%	83%	88%	82%	76%
Europe (all products)	92%	75%	91%	83%	70%
IFP BREAKDOWN ($s in m)					
Homeowners multi-peril	$488	$503	$513	$523	$531
Pet	$254	$283	$314	$350	$394
Car	$117	$122	$134	$150	$163
Europe	$19	$24	$33	$43	$51
Other	$11	$12	$14	$17	$19
Total	**$889**	**$944**	**$1,008**	**$1,083**	**$1,158**
PREMIUM PER CUSTOMER					
Homeowners multi-peril	$266	$266	$265	$260	$251
Pet	$712	$727	$742	$752	$782
Car	$1,751	$1,800	$1,853	$1,895	$1,964
Europe	$129	$129	$147	$168	$176
Other	$846	$913	$998	$1,037	$1,071
Total	**$384**	**$388**	**$396**	**$402**	**$403**

35

DEFINITIONS GROSS LOSS RATIO We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. GROSS LOSS RATIO EX-CAT We define gross loss ratio ex-CAT, expressed as a percentage, as the ratio of gross losses and loss adjustment expense, excluding catastrophe losses, to gross earned premium. TTM GROSS LOSS RATIO We define trailing twelve month ("TTM") gross loss ratio, expressed as a percentage, as the ratio of gross losses and loss adjustment expense to gross earned premium for the past twelve months. NET LOSS RATIO We define net loss ratio, expressed as a percentage, as the ratio of net losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. ATTRITIONAL GROSS LOSS RATIO We define attritional gross loss ratio, expressed as a percentage, as the ratio of gross losses, excluding catastrophe losses, loss adjustment expenses, and prior period development (PPD), to gross earned premium. PRIOR PERIOD DEVELOPMENT (PPD) We define prior period development (PPD) as the change in ultimate loss and loss adjustment expense for claims that occurred in prior quarters. HOMEOWNERS MULTI-PERIL We define homeowners multi-peril as all coverages offered under home, condo, and renters policies. IFP We define in force premium ("IFP"), as the aggregate annualized premium for customers as of the period end date. At each period end date, we calculate IFP as the sum of: 1. In force written premium - the annualized premium of in force policies underwritten by us. 2. In force placed premium - the annualized premium of in force policies placed with third party insurance companies for which we earn a recurring commission payment. PREMIUM PER CUSTOMER We define premium per customer as the average annualized premium customers pay for products underwritten by us, or placed by us with third-party insurance partners. We calculate premium per customer by dividing IFP by the number customers. Insurance Supplement 36